Exhibit 15.1
To the Stockholders of
Stone Energy Corporation:
We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-67332, 333-51968, 333-64448, 333-87849, and 333-107440, Form S-3 No. 333-86450 and Form S-4 333-122423) of Stone Energy Corporation of our report dated August 1, 2006 relating to the unaudited condensed consolidated interim financial statements of Stone Energy Corporation that is included in its Form 10-Q for the quarter ended June 30, 2006.

Very truly yours,

/s/Ernst & Young LLP

New Orleans, Louisiana
August 1, 2006